PURCHASE AGREEMENT


    PURCHASE AGREEMENT (this "Agreement"), dated November 17, 1997, by and among Motion Holdings, Inc., a Delaware corporation ("Buyer"), and The Javad and Shirin Rahimian Family Trust, The Majid and Maryam Rahimian Family Trust, Don B. Alley (collectively the "Employee Sellers") and The Ali and Mehry Rahimian Family Trust, The Ali and Mehry Rahimian Irrevocable Trust #1, The Ali and Mehry Rahimian Irrevocable Trust #2, The Ali and Mehry Rahimian Irrevocable Trust #3, The Ali and Mehry Rahimian Irrevocable Trust #4, The Ali and Mehry Rahimian Irrevocable Trust #5, and The Ali and Mehry Rahimian Irrevocable Trust #6 (collectively, the "Nonemployee Sellers," and together with the Employee Sellers, the "Sellers").

                                   RECITALS:

    WHEREAS, Sellers are the record and beneficial owners of 10,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Motion Control Engineering, Inc., a California corporation ("Company"), representing all of the issued and outstanding shares of capital stock of Company;

    WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Shares, all in accordance with the provisions of this Agreement;

    WHEREAS, the Board of Directors of Buyer has approved the acquisition of Company by Buyer pursuant to this Agreement; and

    WHEREAS, Buyer and Sellers desire to make certain representations, warranties and agreements in connection with the sale and acquisition of the Shares and also desire to set forth various conditions precedent thereto.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS


    SECTION 1.1       Definitions.  For purposes of this Agreement, the term:
                      -----------

           (a)    "ACMs" has the meaning set forth in Section 3.20(e).

           (b) "Accounting Firm" has the meaning set forth in Section 2.4.

           (c) "Additional Purchase Price" means an amount equal to the product of the net income of the Company for the period between January 1, 1997 and the Closing Date, which amount shall not include the Deemed Gain on Sale of Assets or any other income resulting from the Section 338(h)(10) Elections, the results of which are reflected in Closing Balance Sheet, times the Tax Rate.

           (d) "Adjustment Schedule" has the meaning set forth in Section 2.4.

           (e) "affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

           (f) "Agreement" has the meaning set forth in the Preamble of this Agreement.

           (g) "Audit Date" means September 30, 1997.

           (h) "Audited Financials" has the meaning set forth in Section 5.14.

           (i) "Benefitted Party" has the meaning set forth in Section 9.13.

           (j) "Buyer" has the meaning set forth in the Preamble of this Agreement.

           (k) "CERCLIS" has the meaning set forth in Section 3.20(d).

           (l) "Closing" has the meaning set forth in Section 7.1.

           (m) "Closing Balance Sheet" means the balance sheet of the Company as of the close of business two business days immediately preceding the Closing Date, prepared by the Company in accordance with GAAP applied on a consistent basis.

           (n) "Closing Date" has the meaning set forth in Section 7.1.

           (o) "Closing Financial Statements" has the meaning set forth in
Section 2.4.

           (p) "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

           (q) "Common Stock" has the meaning set forth in the Recitals of this Agreement.

           (r) "Company" has the meaning set forth in the Recitals of this Agreement.

           (s) "Company Indemnified Parties" has the meaning set forth in
Section 5.9(b).

           (t) "Contract" means any oral or written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

           (u) "Debt" means the long-term indebtedness of the Company, including any short-term portion thereof, as reflected on the Closing Balance Sheet.

           (v) "Debt Adjustment" means the amount of Debt of the Company, except that "Debt", for purposes of this definition, shall not include amounts outstanding under the equipment loan facility of the Bank of America Business Loan Agreement, dated July 24, 1995, by and between the Company and Bank of America National Trust and Savings Association, to the extent the Company has sufficient cash or cash equivalents on hand as of the Closing Date to repay such outstanding amount..

           (w) "Debt Adjustment Discharge" means payment by the Company to discharge Debt of the Company which comprises the Debt Adjustment with funds contributed by the Buyer to the Company at the Closing.

           (x) "Deemed Gain on Sale of Assets" means the taxable gain from treatment of the stock sale as an asset sale as a result of the Section 338(h)(10) election.

           (y) "Distribution Adjustment" means an amount equal to the sum of distributions by the Company after January 1, 1997 through and including the Closing Date, as reflected on the Closing Balance Sheet, other than distributions to pay Taxes of shareholders of the Company attributable to income of the Company for calendar 1996.

           (z) "DOJ" has the meaning set forth in Section 3.6.

           (aa) "Earn-Out Rights" means the aggregate of the interests of the Sellers under the Earn-Out Rights Plan.

           (bb) "Earn-Out Rights Plan" means the Earn-Out Rights Plan, dated as of the Closing Date, substantially in the form of Exhibit A attached hereto.

           (cc) "Employee Benefit Plans" has the meaning set forth in
Section 3.13(a).

           (dd) "Employee Sellers" has the meaning set forth in the Preamble of this Agreement.

           (ee) "Employment Agreement" means an Employment and
Noncompetition Agreement, dated as of the Closing Date, substantially in the form of Exhibit C attached hereto.

           (ff) "Environmental Claims" has the meaning set forth in
Section 3.20(c).

           (gg) "Environmental Condition" means the presence or release of Hazardous Materials in or into the environment at concentrations requiring investigation or remediation under Environmental Laws.

           (hh) "Environmental Laws" means all applicable federal, state or local statutes, codes, rules or regulations relating to the protection of the environment and/or natural resources.

           (ii)  "Environmental Permits" has the meaning set forth in
Section 3.20(b).

           (jj) "Environmental Reports" means the environmental assessments listed on Schedule 3.20.

           (kk)  "ERISA" has the meaning set forth in Section 3.13(a).

           (ll)  "Escrow Agent" means escrow agent party to the Escrow
Agreement.

           (mm) "Escrow Agreement" means the Escrow Agreement relating to the Earn-Out Rights Plan, executed as of the Closing Date, substantially in the form of Exhibit B attached hereto with any revisions on which the parties agree.

           (nn)  "Financial Statements" has the meaning set forth in
Section 3.7.

           (oo)  "GAAP" has the meaning set forth in Section 3.7.

           (pp) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           (qq) "Hazardous Materials" means any material or substance regulated or controlled by any Environmental Law, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act and the Resource Conservation Recovery Act and similar federal and analogous state laws.

           (rr)  "HSR Act" has the meaning set forth in Section 3.6.

           (ss)  "Indemnification Agreements" has the meaning set forth in
Section 5.9(b).

           (tt)  "Indemnified Party" has the meaning set forth in
Section 9.12(e).

           (uu)  "Indemnifying Party" has the meaning set forth in
Section 9.12(e).

           (vv)  "Initial Payment" is $49,280,000 plus the Net Adjustment.
                                                          ----

           (ww)  "Insurance Policies" has the meaning set forth in
Section 3.19.

           (xx)  "Intellectual Property Rights" has the meaning set forth in
Section 3.17(a).

           (yy) "knowledge" of Sellers means the actual knowledge of Javad Rahimian, Majid Rahimian or Don B. Alley.

           (zz) "Laws" means all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, orders, judicial decrees, writs, injunctions, notices or decisions issued, entered or promulgated pursuant to any foreign, federal, state or local law.

           (aaa) "Lease" means a Lease, dated as of the Closing Date, substantially in the form of Exhibit D attached hereto with any revisions required to conform to the economics of the prior lease for the applicable property.

           (bbb)  "Lessor" means MacArthur Pointe, Ltd.

           (ccc)  "Liabilities" has the meaning set forth in Section 9.12(d).

           (ddd)  "Liens" has the meaning set forth in Section 3.11(b).

           (eee)  "Losses" has the meaning set forth in Section 9.12(c).

           (fff) "Material Adverse Effect" means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of the Company taken as a whole.

           (ggg) "Net Adjustment" means the Additional Purchase Price plus the Section 338(h)(10) Payment minus the sum of (i) the Distribution Adjustment, (ii) the Debt Adjustment Discharge, (iii) the Supplemental Adjustment and (iv) the Working Capital Adjustment.

           (hhh) "Non-Competition Agreement" means each Non-Competition Agreement, dated as of the Closing Date, substantially in the form of Exhibit E attached hereto.

           (iii) "Nonemployee Sellers" has the meaning set forth in the Preamble to this Agreement.

           (jjj)  "Notice of Disagreement" has the meaning set forth in
Section 2.4.

           (kkk) "Ordinary Income Adjustment" means the portion of the Deemed Gain on Sale of Assets not characterized as Capital Gain.

           (lll) "Officers' Certificate" means the Officers' Certificate, dated as of the date of Closing, substantially in the form of Exhibit H attached hereto.

           (mmm)  "Offsetting Tax Benefit" has the meaning set forth in
Section 9.13.

           (nnn)  "Pass Through Returns" has the meaning set forth in
Section 9.18.

           (ooo) "Pass Through Taxes" means Sellers' Taxes with respect to Company income for its taxable periods ending on or before December 31, 1996.

           (ppp) "Patent and Trademark Rights" has the meaning set forth in
Section 3.17(a).

           (qqq) "PCBs" has the meaning set forth in Section 3.20(e).

           (rrr) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

           (sss) "Protocol" means the Protocol in the form of Exhibit F attached hereto.

           (ttt)   "Purchase Price" has the meaning set forth in Section 2.2.

           (uuu) "Purchase Price Allocation Schedule" has the meaning as set forth in Section
9.19(b).

           (vvv)   "Reliance Letter" has the meaning as set forth in
Section 4.7.

           (www)   "Retention Amounts" has the meaning set forth in
Section 9.20.

           (xxx) "Section 338(h)(10) Elections" has the meaning set forth in Section 9.19(a).

           (yyy)   "Section 338(h)(10) Forms" has the meaning set forth in
Section 9.19(b).

           (zzz)   "Section 338(h)(10) Payment" has the meaning set forth in
Section 9.19(d).

           (aaaa) "Sellers" has the meaning set forth in the Preamble of this Agreement.

           (bbbb) "Shares" has the meaning set forth in the Recitals of this Agreement.

           (cccc) "Subsidiary" means any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are owned, directly or indirectly, by another Person.

           (dddd) "Supplemental Adjustment" means an amount equal to the excess, if any, of (i) fees and expenses paid by the Company to BA Partners, O'Melveny & Myers LLP and Arthur Andersen LLP, as such fees and expenses relate to the transaction contemplated by this Agreement as reflected on the Closing Balance Sheet over (ii) the amount paid by the Sellers to the Company pursuant to Section 5.15 as reimbursement for such fees and expenses.

           (eeee) "Tax Benefit" has the meaning set forth in Section 9.13.

           (ffff) "Taxes" means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax or customs duties, or any interest, any penalties, additions to tax or additional amounts incurred or accrued under applicable tax law or assessed or charged by any taxing authority (domestic or foreign). For purposes of the definition of Tax, any interest, penalties, additions to Tax or additional amounts that relate to Taxes for any period, or a portion of any period, shall include any interest, penalties, additions to Tax, or additional amounts relating to Taxes for such periods, regardless of when such items are incurred, accrued, assessed or similarly charged.

           (gggg) "Tax Rate" means 26.3502%.

           (hhhh) "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

           (iiii) "USTs" has the meaning set forth in Section 3.20(e).

           (jjjj) "Working Capital" means the current assets of the Company minus the current liabilities of the Company as set forth on the Closing Balance Sheet.

           (kkkk) "Working Capital Adjustment" means an amount equal to the excess, if any, of (i) $8,600,000 over (ii) Working Capital.


                                 ARTICLE II

                              THE ACQUISITION


    SECTION 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions hereof, at the Closing, (i) Sellers will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from Sellers, all right, title and interest of Sellers in and to the Shares, free and clear of all Liens and (ii) each Seller will enter into a separate Non-Competition Agreement.

    SECTION 2.2 Consideration for the Shares. The aggregate purchase price payable by Buyer (the "Purchase Price") for the Shares and the Non-Competition Agreements shall be as follows:

           (a)    the Initial Payment; and

           (b) the Earn-Out Rights.

The Purchase Price shall be distributed to all the Sellers, pro rata, based upon the number of Shares owned by such Sellers as set forth on Schedule 3.21.

    SECTION 2.3 Allocation of Consideration. The Initial Payment shall be allocated as follows: (i) $335,000 shall be allocated to each of The Javad and Shirin Rahimian Family Trust, The Majid and Maryam Rahimian Family Trust and Don B. Alley in consideration of the delivery of a Non-Competition Agreement from each such Employee Seller; (ii) $1.00 shall be allocated to each of the Nonemployee Sellers in consideration of the delivery of a Non- Competition Agreement from each such Nonemployee Seller;

and (iii) the remainder of the Initial Payment shall be allocated to all the Sellers, pro rata, based upon the number of Shares owned by such Sellers.

    SECTION 2.4          Post-Closing Audit.

           (a) Within 20 days after the Closing Date, Buyer shall deliver to Seller the Company's audited financial statements (the "Closing Financial Statements") for the fiscal period ending as of the Closing Date, with sufficient detail to determine the calculation of each of the Additional Purchase Price, Working Capital Adjustment and Section 338(h)(10) Payment as of such time (the "Adjustment Schedule"). The Closing Financial Statements and the Adjustment Schedule shall be certified by Buyer's auditors (which shall be Arthur Andersen LLP in Sacramento) to the effect that the Closing Financial Statements have been audited and prepared in accordance with GAAP applied on a consistent basis and in accordance with the practice of the Company's auditors prior to the Closing Date, and that the Adjustment Schedule has been prepared based on the Closing Financial Statements. The Closing Financial Statements and the Adjustment Schedule shall become final and binding upon the parties 15 days following Sellers' receipt thereof or earlier if Seller so elects by delivering a notice to Buyer, unless Sellers give written notice of its disagreement ("Notice of Disagreement") to Buyer prior to the termination of such 15-day period. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Buyer, then the Closing Financial Statements and the Adjustment Schedule (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date Sellers and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (as defined below) pursuant to this Section 2.4. During the 10 days following delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 10-day period, Seller shall submit to an independent "big-six" accounting firm (the "Accounting Firm"), other than Buyer's accounting firm (in connection with this transaction or otherwise), for review and resolution of all matters which remain in dispute which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination as to all such matters. The fees and expenses of the Accounting Firm shall be shared equally by Buyer and Seller. The Accounting Firm shall use its best efforts to review and resolve all matters which remain in dispute as soon as possible.


           (b) If the sum of the Additional Purchase Price, Working Capital Adjustment and Section 338(h)(10) Payment as finally determined pursuant to
Section 2.4(a) is greater than the sum of the Additional Purchase Price, Working Capital Adjustment and Section 338(h)(10) Payment calculated by reference to the Closing Balance Sheet, Buyer shall, within three days of such final determination pursuant to Section 2.4(a) pay to Sellers, in immediately available funds, the amount of such difference, together with interest thereon at 8% per annum from the Closing Date. If the sum of the Additional Purchase Price, Working Capital Adjustment and Section 338(h)(10) Payment as finally determined pursuant to Section 2.4(a) is less than the sum of the Additional Purchase Price, Working Capital Adjustment and Section 338(h)(10) Payment as determined by reference to the Closing Balance Sheet, Sellers shall, within three days of such final determination pursuant to Section 2.4(a), pay to Buyer, in immediately available funds, the amount of such difference, together with interest thereon at 8% per annum from the Closing Date. The limitations on indemnification set forth in Section 9.12(c) shall not apply to any payment made pursuant to this
Section 2.4(b).


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SELLERS


    The Employee Sellers, jointly and severally, and the Nonemployee Sellers, severally, represent and warrant to Buyer as set forth below.

    SECTION 3.1 Organization and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Company is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws of Company.

    SECTION 3.2 Authorization. Each of the Sellers has full legal capacity to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against each of them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

    SECTION 3.3 No Violation. Except as set forth in Schedule 3.3, neither the execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their respective obligations hereunder nor the consummation by the Sellers of the transactions contemplated hereby will (a) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any Contract to which any of the Sellers or the Company is a party, (b) violate any Laws applicable to the Sellers or the Company, or (c) violate, conflict with or result in a breach of the certificate of incorporation or bylaws of the Company.

    SECTION 3.4 Capitalization of Company. The authorized capital stock of Company consists of 10,000 shares, all of which are designated Common Stock. As of the date hereof, Company has 10,000 shares of Common Stock issued and outstanding (constituting the Shares), all of which have been validly issued, are fully paid and non-assessable and none of which were issued in violation of any preemptive rights. Except as set forth on
Schedule 3.4, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Company.

    SECTION 3.5 Subsidiaries and Equity Investments. Company does not have any Subsidiaries or any direct or indirect equity ownership in any Person other than as set forth in Schedule 3.5.

    SECTION 3.6 Consents and Approvals. Except as set forth in Schedule 3.6, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by the Sellers of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) requirements of federal and state securities laws, and (c) those already obtained.

    SECTION 3.7 Financial Statements. Sellers have delivered to Buyer (a) a copy of the balance sheet of Company as of December 31, 1996, together with the related reviewed statements of operations and retained earnings and cash flows for the year then ended (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period covered thereby, except as otherwise noted thereon or disclosed in
Schedule 3.7, and (ii) present fairly the financial position, results of operations and cash flows of Company as of such date and for the period then ended.

    SECTION 3.8 Absence of Undisclosed Liabilities. Except for matters relating to the transactions contemplated by this Agreement, there are no liabilities or financial obligations of Company that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than liabilities and obligations (a) provided for or reserved against in the Financial Statements, (b) arising after December 31, 1996 in the ordinary course of business, or (c) disclosed in Schedule 3.8.

    SECTION 3.9 Absence of Certain Changes. Except for matters arising in the ordinary course of business or as disclosed in Schedule 3.9, and except for matters relating to the transactions contemplated by this Agreement, since July 31, 1997, Company has not (a) suffered any adverse change in its business, operations or financial position other than in the ordinary course of business, (b) conducted its business other than in the ordinary and usual course, (c) incurred any long-term indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (d) (i) sold, transferred or otherwise disposed of any of its material property or assets to Persons other than customers of Company or (ii) mortgaged or encumbered any of its property or assets; (e) increased the compensation payable or to become payable by the

Company to its directors, officers, key employees, affiliates or any of the Sellers; (f) changed its accounting methods, practices, or principles, except in accordance with the audit conducted on the Audit Date; (g) adopted or amended any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund, Employee Benefit Plan or any other arrangement for the benefit of employees; or (h) entered into any Contract to do any of the foregoing.

    SECTION 3.10 Litigation. Except (a) as set forth in Schedule 3.10, (b) for claims under workers' compensation or similar laws, (c) for routine claims for employee benefits and (d) for claims for money damages aggregating not more than $50,000, there is no action, suit or proceeding pending or, to the knowledge of Sellers, threatened against Company before any Governmental Authority. Company is not in default under any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company.

    SECTION 3.11    Real Property; Liens and Encumbrances.
                    -------------------------------------

           (a) Company does not own any real property. Schedule 3.11 contains a complete and accurate list of all real property leased by Company as of the date hereof.

           (b) Except as set forth in Schedule 3.11, all properties and assets owned by Company are free and clear of all liens, pledges, claims, escrows, options, indentures, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, encumbrances and other burdens of any kind or character (collectively, "Liens") except (i) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course, (iii) Liens for taxes not yet delinquent and (iv) Liens reflected in the Financial Statements (which have not been discharged).

           (c) The Company has good and marketable title to all the personal property and assets, tangible or intangible, shown on the Financial Statements, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since the date of the Financial Statements. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) Liens, except as set forth in Schedule 3.11 or permitted under Section 3.11(b) hereof.

           (d) The inventories of finished goods, work-in-progress and raw materials of the Company included on the Audited Financials and to be included on Closing Balance Sheet are valued at the lower of cost or market with cost being determined using a moving average method the average, which approximates the first-in, first-out (FIFO) method. The Company has the proper amount of inventories to conduct its business consistent with past practices. There has not been, since the date of the Financial Statements, any provision for markdowns or shrinkage with respect to inventories other than in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Buyer.

    SECTION 3.12 Certain Agreements. Except as described in Schedule 3.12, Company is not a party to any Contract with any officer, director or employee of Company or with any affiliate of the Company or any Seller (a) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of the transactions contemplated by this Agreement, (b) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, or
(c) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in
Schedule 3.12, Company is not a party to any (i) Contract relating to the borrowing of money or the guarantee of any obligation for the borrowing of money or (ii) other Contract or commitment of Company, in each case, involving an expenditure or commitment in excess of $50,000. Company is not in default under any of the Contracts or obligations described in Schedule 3.12.

    SECTION 3.13      Employee Benefit Plans.

           (a) Schedule 3.13 sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation, or vacation plan or policy (other than any governmental program), and any related trust, as to which Company has any obligation or liability, contingent or otherwise (collectively, "Employee Benefit Plans"). Sellers have provided to Buyer true, correct and complete copies of the following documents with respect to each of the Employee Benefit Plans for which such documents exist: (i) the Employee Benefit Plan and related trust documents, and amendments thereto, (ii) the most recent Form 5500, (iii) the last Internal Revenue Service determination letter, and (iv) summary plan descriptions and modifications thereto.

           (b) Company does not maintain or contribute to, or has not maintained or contributed to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any defined benefit plans covered by Title IV of ERISA. Each Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable,
Section 401(k) of the Code, is so qualified.

           (c) Except as disclosed in Schedule 3.13, no action, suit or proceeding relating to any Employee Benefit Plan (other than claims for benefits for which the plan administrative procedures have not been exhausted and "qualified domestic relations orders" as defined in Section 414(p) of the Code) is pending or, to the best of Sellers' knowledge, threatened against Company before any court, arbitrator or administrative or governmental body. Company has not failed to make contributions to any Employee Benefit Plan that are required to be made under the terms of such Employee Benefit Plans or under applicable law. To the best of Sellers' knowledge, none of Company, any officer of Company, or any of the Employee Benefit Plans (or any trusts created thereunder or any trustee or administrator thereof) has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or under ERISA, which could reasonably subject Company, any officer of Company, any of such plans or any trust to any material tax or penalty on prohibited transactions or any other liability imposed by such Section 4975 or under ERISA.

           (d) To the best of Sellers' knowledge, each of the Employee Benefit Plans, comply in all material respects with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Employee Benefit Plans. Company has performed all of its obligations currently required to have been performed under all Employee Benefit Plans.

           (e) To the best of Sellers' knowledge, each Employee Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code.

           (f) To the best of Sellers' knowledge, all group health plans of the Company (including any plans of affiliates of the Company that must be taken into account under Section 4980B of the Code) have been operated in material compliance with the group health continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA.

           (g) To the best of Sellers' knowledge, all written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation, or vacation plan or policy (other than any governmental program), and any related trust, as to which Company has any obligation or liability, contingent or otherwise, are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Buyer at and after the Closing without the consent or agreement of any other party.

    SECTION 3.14    Taxes.

           (a) For purposes of this Section 3.14, "Company" shall be deemed to include any subsidiary of Company, any predecessor of Company or any Person or entity from which Company incurs a liability for Taxes as a result of transferee liability.

           (b) Except as set forth in Schedule 3.14:

                  (i) Company has timely filed true, correct and complete Tax Returns, reports or estimates, all prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes, as due and payable in respect of such returns, reports and estimates have been paid, and there is no current liability for any Taxes due in connection with any such Tax Returns. Attached hereto as Schedule 3.14(b)(i) are copies of all federal, state and foreign Tax Returns filed by Company for the past five years.

                  (ii) Company has never been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes.

                  (iii) Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

                  (iv) Company has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; and (ii) filed all federal, state, local and foreign Tax Returns with respect to employee income Tax withholding, social security and unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

                  (v) The federal income Tax Returns of Company have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through 1993; the state Tax Returns of Company have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through 1992; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against Company by any federal, state, local or foreign taxing authority.

                  (vi) Company has not executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by Company with respect to any Taxes is currently in force.

                  (vii) No federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of Company and no additional issues are being asserted against Company in connection with any existing audits of Company.

                  (viii) Company has not entered into any agreement relating to Taxes which affects any taxable year ending after the Closing Date.

                  (ix) Company has not agreed to and it is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

                  (x) Company is not and never has been a party to any Tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits.

                  (xi) None of Sellers or Company is a foreign person within the meaning of Code section 1445.

                  (xii) Company has not consented to the application of Code section 341(f).

                  (xiii) There is no Contract, plan or arrangement covering any employee or former employee of Company that, individually or collectively, could give rise to the payment by Company of any amount that would not be deductible by reason of Code section 280G.

                  (xiv) No asset of Company is tax-exempt use property under Code section 168(h).

                  (xv) No portion of the cost of any asset of Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code section 103(a).
                  (xvi) None of the assets of Company is property that Company is required to treat as being owned by any other Person pursuant to the safe harbor lease provision of former Code section 168(f)(8).

                  (xvii) Company does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country.

                  (xviii) Neither the Code nor any other provision of law requires the Buyer to withhold any portion of the Purchase Price.

                  (xix) Company duly elected to be treated as an S corporation pursuant to Code section 1362(a), and the laws of the State of California, effective as of September 1, 1990. This election has not been revoked and is currently effective, and no event has occurred that would terminate Company's S corporation status (other than this transaction). No taxing authority has challenged the effectiveness of this election.

                  (xx) The Sellers will not claim any federal income Tax deduction with respect to any corporate level California income or franchise Taxes that are based on any income of the Company that accrues after January 1, 1997.

    SECTION 3.15 Compliance with Applicable Law. Except as set forth in
Schedule 3.15, the business of Company is not being conducted in violation of any applicable Laws.

    SECTION 3.16 Brokers' Fees and Commissions. Except for BA Partners, a division of BancAmerica Robertson Stephens, which is an affiliate of BankAmerica Corporation, none of Sellers, Company and their respective directors, officers, partners, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

    SECTION 3.17                Proprietary Rights.

           (a) Schedule 3.17 contains a complete and accurate list of (i) all registered patents and trademarks of Company, (ii) all patent and trademark applications of Company which have been filed and are currently pending, and (iii) all licenses or other valid rights to use all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor (collectively, "Intellectual Property Rights") which Company owns or possesses (the "Patent and Trademark Rights").

           (b) Except as set forth in Schedule 3.17, (i) as of the date of this Agreement, the validity of the Patent and Trademark Rights and the title thereto of Company are not being questioned in any litigation to which Company is a party, nor to the knowledge of Sellers, is any such litigation threatened, (ii) as of the date of this Agreement, to the knowledge of Sellers, the conduct of the business of Company from January 1, 1994 to the date of this Agreement has not conflicted, and does not conflict, with any valid patents, trademarks, trade name, service marks or copyrights of others in any way which is reasonably likely to have a Material Adverse Effect, and (iii) to the Sellers' knowledge, the Company has the right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted.

    SECTION 3.18 Labor Relations. Except as listed or described on Schedule 3.18, (i) there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization of the Company's employees since January 1, 1994, (ii) there is no collective bargaining relationship between the Company and any union, and (iii) there is no dispute or controversy with any union or other organization of the Company's employees.

    SECTION 3.19 Insurance. All insurance policies (the "Insurance Policies") with respect to the property, assets, operations and business of Company are listed in Schedule 3.19 and are in full force and effect. Except as set forth in Schedule 3.19, as of the date of this Agreement, there are no pending claims against the Insurance Policies by Company as to which the insurers have denied liability. Sellers make no representation or warranty that the Insurance Policies will be continued or are continuable after the Closing.

    SECTION 3.20 Environmental Matters. Except as disclosed on Schedule
3.20 or in the Environmental Reports delivered to Buyer:

           (a) the operations of Company are in compliance with all applicable Environmental Laws;

           (b) Company has obtained all permits, licenses and other authorizations that are required under applicable Environmental Laws ("Environmental Permits") to conduct its business;

           (c) no judicial or administrative proceedings or investigations are pending or, to the knowledge of Sellers, threatened against Company and no written notice, citation, summons or order has been delivered to Company by any Governmental Authority or private entity pursuant to any applicable Environmental Laws (collectively, "Environmental Claims");

           (d) no real property currently (or to the knowledge of Sellers, formerly) owned, operated or leased by Company has been involved with any release of Hazardous Materials, or is listed or has been formally proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or any analogous state lists;

           (e) there are not now on, in or under any real property owned, leased or operated by Company (i) any underground storage tanks ("USTs"),
(ii) any asbestos-containing materials ("ACMs"), (iii) any polychlorinated biphenyls ("PCBs"), or (iv) Hazardous Materials;

           (f) Company has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) arise from inventory of or waste from Hazardous Materials; or (ii) arise from any off-site disposal, release or threatened release of Hazardous Materials;

           (g) Company has not received notice, actual or threatened, that it is a "potentially responsible party" for the costs of investigation, removal or remediation for any real property listed on the National Priorities List or any analogous state list; and

           (h) Sellers have provided Buyer with copies of any environmental investigation, study or audit conducted by Sellers or Company in relation to any real property owned or leased by Company.

    SECTION 3.21 Ownership of Shares. Sellers are the holders of record of all the outstanding shares of capital stock of Company and own beneficially that number of Shares set forth opposite their names on Schedule 3.21 hereto. Sellers own the Shares set forth on Schedule 3.21 free and clear of any liens, claims or encumbrances. Sellers are not a party to any voting trust, proxy or other agreement with respect to the voting of any Shares which will remain in force or effect after the Closing.

    SECTION 3.22 Bank Accounts. Schedule 3.22 lists all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto.

    SECTION 3.23 Absence of Certain Business Practices. To the Sellers' knowledge, no officer, employee or agent of the Company has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom the Company has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which will subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.


                                 ARTICLE IV

                            REPRESENTATIONS AND
                            WARRANTIES OF BUYER


    Buyer hereby represents and warrants to Sellers as set forth below.

    SECTION 4.1 Organization and Qualifications. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Buyer is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification.

    SECTION 4.2 Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    SECTION 4.3 No Violation. Neither the execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder nor the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Buyer is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to Buyer.

    SECTION 4.4 Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by

Buyer of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with the DOJ pursuant to the HSR Act, (b) requirements of federal and state securities laws and
(c) those consents already obtained.

    SECTION 4.5 Brokers' Fees and Commissions. Except for Larry Buetel and Company, neither Buyer nor any of its affiliates, Subsidiaries, directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

    SECTION 4.6 Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to the distribution of the Shares. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Buyer is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Buyer will not, directly or indirectly, dispose of the Shares except in compliance with applicable federal and state securities laws.

    SECTION 4.7 Financing. Through access to the cash and financing available to Motors and Gears, Inc., Buyer has sufficient funds available to satisfy, among other things, the obligation to pay (a) the Initial Payment and other components of the Purchase Price and (b) all expenses incurred by Buyer in connection with the transactions contemplated hereby. Buyer has furnished to Sellers a reliance letter, dated the date hereof, of Motors and Gears, Inc., substantially in the form of Exhibit J (the "Reliance Letter").


                                 ARTICLE V

                                 COVENANTS


    SECTION 5.1 Conduct of Business of Company Prior to the Closing. Except as contemplated by this Agreement, as set forth in Schedule 5.1 or with the prior written consent of Buyer (which consent shall not be unreasonably withheld), during the period from the date of this Agreement to the Closing, Sellers shall cause the Company to conduct its business and operations according to Company's ordinary and usual course of business and to use all reasonable efforts consistent therewith to preserve intact Company's properties, assets and business organizations, to keep available the services of Company's officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with Company, in each case in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, the Sellers shall not permit the Company to do any of the following prior to the Closing, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

           (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class or interests, or securities convertible into any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible securities;

           (b) redeem, purchase or otherwise acquire any outstanding shares of the capital stock of Company;

           (c) propose or adopt any amendment to the Articles of Incorporation or Bylaws of Company;

           (d) incur any long-term indebtedness for borrowed money or issue any debt securities or, except in the ordinary course of business, assume, guarantee or endorse the obligations of any other Person;

           (e) increase in any manner the rate or terms of compensation of any of the Sellers, nor shall the Company so increase the rate or terms of compensation of any of its other directors, officers or other employees, except such increases as are granted in the ordinary course of business consistent with past practice or as may be necessary to meet the competition;

           (f) except in the ordinary course of business, (i) sell, transfer or otherwise dispose of any of its property or assets or (ii) mortgage or encumber any of its property or assets;

           (g) enter into other commitments or Contracts, except commitments or Contracts made in the ordinary course of business;

           (h) declare, set aside or pay any dividend or other distribution in respect of the Shares; provided, however, that Company may make such cash distributions to Sellers from time to time as necessary to allow Sellers to pay their Tax obligations related to income of Company;

           (i) except in the ordinary course of business or with respect to capital projects begun prior to the date hereof, enter into any agreement or commitment involving an aggregate capital expenditure or commitment exceeding $100,000; or

           (j) agree in writing to take any of the foregoing actions.

    SECTION 5.2 Closing Balance Sheet. Sellers shall deliver to Buyer the Closing Balance Sheet as soon as practicable after the close of business two business prior to the Closing Date.

    SECTION 5.3 Access to Information. Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without significant disruption to the businesses of Company, Company will give Buyer and its authorized representatives reasonable access to all offices and other facilities, and to all books and records of Company and will permit Buyer to make and will fully cooperate with regard to such inspections as it may reasonably require, all in accordance with the Protocol, and will cause its officers to furnish Buyer such financial and operating data and other information with respect to the businesses and properties of Company as Buyer may from time to time reasonably request, all in accordance with the Protocol. Sellers shall cause Company, commencing on the close of business two days prior to the Closing Date, to provide Buyer and its authorized representatives access to all offices and other facilities, and to all books and records of Company and will permit Buyer to make and will fully cooperate with regard to such inspections as it may require and will furnish Buyer and its authorized representatives such financial and operating data and other information with respect to the businesses and properties of Company as Buyer may reasonably request to review the preparation of the Closing Balance Sheet and to calculate the Net Adjustment. Buyer shall maintain confidential all information furnished by the Company or the Sellers and, in the event of termination of the Agreement pursuant to Article VIII, shall return to Sellers or the Company all information theretofore furnished by Sellers or the Company and shall destroy all writings or other media containing such information or materials derived from, commenting upon or summarizing such information.

           After the Closing Date, upon reasonable notice and at reasonable times without significant disruption to the businesses of Company, Buyer and Company will give Sellers and their authorized representatives reasonable access to all offices and other facilities, and to all books and records of Company necessary to review the preparation of the Closing Financial Statements and Adjustment Schedule pursuant to Section 2.4 hereof and to prepare amended tax returns referred to in Section 9.13 hereof, and will cause officers of the Company to furnish to Sellers such financial and other operational data and other information as Sellers may reasonably request in connection with the preparation of such amended tax returns.

    SECTION 5.4 All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the parties to this Agreement shall take all such necessary action.

    SECTION 5.5 Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act), to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of, or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each party will keep the other parties apprised of the status of any inquiries made of such party by the DOJ or any other Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

    SECTION 5.6 Public Announcements. Buyer and Sellers will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement.

    SECTION 5.7 Disclosure Supplements. From time to time prior to the Closing, Sellers will supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate by an event occurring after the date hereof. Any such supplement or amendment to the Disclosure Schedules shall be reasonably satisfactory to Buyer; provided, that any such supplement or amendment to the Disclosure Schedules delivered to the Buyer shall be deemed approved by Buyer if Buyer does not provide written notice to Sellers within seven (7) days after delivery of such supplement or amendment that such supplement or amendment is not reasonably satisfactory to Buyer. If the Closing occurs, Buyer waives any right or claim it may otherwise have or have had on account of any matter so disclosed in such supplement or amendment.

    SECTION 5.8 No Implied Representations or Warranties. Buyer hereby acknowledges and agrees that neither Sellers nor Company is making any representation or warranty whatsoever, express or implied, except those representations and warranties of the Sellers explicitly set forth in this Agreement or in the Disclosure Schedules or in any certificate contemplated hereby and delivered by the Sellers in connection herewith. Subject to the foregoing, the assets and businesses of Company being acquired by Buyer at the Closing as a result of this Agreement and the transactions contemplated hereby shall be acquired by Buyer on an "as is, where is" basis and in their then present condition, and Buyer shall rely solely upon its own examination thereof. In any event, except as explicitly set forth herein, none of Sellers or Company, or any of their respective officers, directors, partners, employees, affiliates or representatives, as the case may be, has made or is making any representation, express or implied, as to the value of any asset or business being so acquired, or any warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any of the tangible assets being so acquired, or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent.

    SECTION 5.9          Employee Benefit Matters.

           (a) Benefit Arrangements. Buyer agrees that on and after the Closing Date it will cause Company to promptly and in good faith honor all written employment, severance, retention, termination, consulting and retirement agreements to which Company is presently a party (all of which are listed in Schedule 5.9(a)), including, without limitation, the retention agreements described in Schedule 3.13, as such agreements may hereafter be modified with the consent of the other party or as otherwise permitted by such agreements.

           (b) Indemnification and Insurance. Buyer agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of Company (the "Company Indemnified Parties") as provided in the Articles of Incorporation or Bylaws of Company (or other comparable governing documents), or as provided in an agreement between a Company Indemnified Party and Company (the "Indemnification Agreements") (all of which are listed in Schedule 5.9(b)) shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, however, that such Company Indemnified Parties shall have no rights to indemnification or exculpation under this Section 5.9(b) for any losses arising out of a breach of this Agreement by such Company Indemnified Party except to the extent covered by any insurance maintained by the Company. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Articles of Incorporation or Bylaws of Company (or other comparable governing documents) or under the Indemnification Agreements shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to Buyer (whose fees and expenses shall be paid by Company).

           (c) Binding on Successors. In the event Company or any of its successors or assigns (i) consolidates with, or merges into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties, assets or stock to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Company (or their successors and assigns) shall assume the obligations set forth in Section 5.9.

    SECTION 5.10 Solvency After the Closing. After the Closing, Buyer agrees that it shall not, and that it shall cause Company not to, take or cause to be taken or omit to take any action which could result in a determination pursuant to state or federal law that, after giving effect to the transactions contemplated hereby (or after giving effect to such transactions and to such other subsequent actions or omissions), Company
(a) was insolvent at the time of the Closing, (b) became insolvent as a result of the transactions contemplated hereby, (c) was left with unreasonably small capital with which to engage in its business or (d) incurred debts beyond its ability to pay such debts as they mature, such that the payment of the Purchase Price may be deemed a "fraudulent conveyance" or impermissible dividend or distribution under applicable law or otherwise subject to claims of certain creditors of Company or its trustees in a bankruptcy proceeding.

    SECTION 5.11 Confidentiality. Prior to the Closing, Buyer shall, keep confidential, and shall use its best efforts to cause to be kept confidential by its affiliates and representatives, all information concerning Company or Sellers disclosed prior to the date of this Agreement or hereafter to any such Persons in connection with this Agreement and the consummation of the transactions contemplated hereby and the relating financing, and none of such information shall be used in any manner other than in connection with this Agreement and the other agreements contemplated hereby, except to the extent (i) required by any Governmental Authority, (ii) such information is generally known in the industries in which the Company is engaged or (iii) is lawfully obtainable from other sources. In the event of the termination of this Agreement, Buyer shall return to Sellers (or destroy and certify such destruction to the Company and Sellers in writing) all documents and materials (and reproductions thereof) furnished to Buyer or its affiliates or representatives in connection with this Agreement for the transactions contemplated hereby.

    SECTION 5.12 Resignation of Officers and Directors. Prior to or at the Closing, Sellers will cause each of the officers and directors of Company identified by Buyer to resign effective as of the Closing.

    SECTION 5.13 Lease Agreements. Sellers shall cause Lessors to enter into the Lease.

    SECTION 5.14 Audited Financials. The Buyer shall initiate an audit of the Company's financial statements for fiscal year 1996 and the fiscal period ended as of the Audit Date (the "Audited Financials"). The accounting firm conducting the audit shall be the Sacramento office of Arthur Andersen and the financial statements shall be prepared in accordance with GAAP. Buyer shall bear the cost of this audit. The audit shall be completed by November 20, 1997. A copy of the audit shall be delivered to each Seller.

    SECTION 5.15 Certain Payments. Prior to or at the Closing, Sellers shall pay to the Company an amount equal to all fees and expenses of BA Partners, O'Melveny & Myers LLP and Arthur Andersen LLP, relating to the transaction contemplated by this Agreement, paid by Company.

    SECTION 5.16 Discharge of Debt. Contemporaneously with the Closing, Buyer shall pay or otherwise discharge the Debt pursuant to Sections 1.1(w), 1.1(bg)(ii) and 2.2(a).


                                 ARTICLE VI

                             CLOSING CONDITIONS


    SECTION 6.1 Conditions to Each Party's Obligations Under this
Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

           (a) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

           (b) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect;

           (c) Any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable in connection with the consummation of the transactions contemplated hereby shall have been obtained;

           (d) The Escrow Agent shall have executed and delivered the Escrow Agreement;

           (e) The Audited Financials shall be reasonably satisfactory to each of Buyer and Sellers; and

           (f) The Buyer shall have completed a review of the Closing Balance Sheet, the results of which shall be satisfactory to each of Buyer and Sellers.

    SECTION 6.2 Conditions to the Obligations of Buyer Under this
Agreement. The obligations of Buyer under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions:

           (a) Except for the Section 5.15 hereof, each of the obligations of Sellers and Company required to be performed by them at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and Buyer shall have received a certificate to that effect signed by each of the Employee Sellers to the best of their knowledge and Buyer shall have received a certificate of each Seller that Section 3.21 is true and correct insofar as it applies to such Seller;

           (b) Supplements or amendments to the Disclosures Schedules, if any, shall have been approved by the Buyer in accordance with Section 5.7 hereof;

           (c) Each Seller shall have executed and delivered a Non-Competition Agreement;

           (d) The Employee Sellers shall have executed and delivered the Escrow Agreement;

           (e) Each Employee Seller shall have executed and delivered an Employment Agreement;

           (f) Certain officers of the Company, as agreed upon by Buyer and Sellers, shall each have entered into an employment agreement in form and substance reasonably satisfactory to Buyer;

           (g) The Lease shall have been executed and delivered;

           (h) The Buyer shall have received, within six (6) business days after the date of this Agreement, any Disclosure Schedule not delivered on the date of this Agreement and such Disclosure Schedule shall be reasonably satisfactory to Buyer; provided, that any such Disclosure Schedule delivered after the date of this Agreement shall be deemed approved by Buyer if Buyer does not provide written notice to Sellers within seven (7) days after delivery of such Disclosure Schedule that such Disclosure
Schedule is not reasonably satisfactory to Buyer;

           (i) The Buyer shall have received an executed withholding certificate from each Seller in the form of Exhibit G attached hereto;

           (j) The Buyer shall have completed a due diligence review of the Company in accordance with the Protocol the results of which shall be reasonably satisfactory to Buyer;

           (k) The marketing survey conducted by Markowitz & McNaughton, Inc. shall be satisfactory to Buyer;

           (l) Buyer shall have received the Officers' Certificate;

           (m) Buyer shall have reviewed and approved Sellers' determination of the Deemed Gain on Sale of Assets and Section 338(h)(10) Payment; and

           (n) Sellers will furnish or cause the Company to furnish to Buyer such other documents and certificates of the Company's officers as Buyer shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

    SECTION 6.3 Conditions to the Obligations of Sellers Under this Agreement. The obligations of Sellers under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions:

           (a) Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and Sellers shall have received a certificate to that effect signed by an officer of Buyer to the best of his or her knowledge;

           (b) Company and Buyer shall have executed and delivered an Employment Agreement for each of the Employee Sellers;

           (c) The Company and Buyer shall have executed and delivered the Escrow Agreement;

           (d) Sellers shall have received an opinion substantially in the form of Exhibit I hereto from counsel to Buyer;

           (e) Sellers and/or Sellers' representatives shall have reviewed and approved Buyer's determination of the Modified Aggregate Deemed Sales Price and the Purchase Price Allocation Schedule; and

           (f) The Reliance Letter shall have been confirmed as of the Closing Date.

                                ARTICLE VII

                                  CLOSING


    SECTION 7.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, 15th Floor, subject to the satisfaction or waiver of the conditions set forth in
Article VI, on the later of December 5, 1997, or two business days after the receipt of all requisite governmental approvals, or at such other time and place and on such other date as Buyer and Sellers shall agree (the "Closing Date"). At the Closing:

           (a) Sellers shall deliver or cause to be delivered to Buyer the following:

                  (i)  the certificates described in Section 6.2;

                  (ii) a certificate or certificates representing all of the Shares in appropriate form for transfer to Buyer or accompanied by stock powers duly executed in blank;

                  (iii) all documents, including without limitation, executed UCC-3 termination statements, as are necessary to release all Liens on the Company's assets, except the UCC-1 financing statement filed in favor of Aromat Corporation; and

                  (iv) all other previously undelivered documents required to be delivered by Sellers to Buyer at or prior to the Closing pursuant to the terms of this Agreement.

           (b) Buyer shall deliver or cause to be delivered to Sellers the following:

                  (i)    the certificate described in Section 6.3(a);

                  (ii) all other previously undelivered documents required to be delivered by Buyer to Sellers at or prior to the Closing pursuant to the terms of this Agreement; and

                  (iii) an executed Earn-Out Rights Plan.

           (c) Buyer shall pay the Initial Payment and the Section 338(h)(10) Payment to Sellers, by wire transfer of immediately available funds to such account or accounts as Sellers shall designate at least two
(2) days prior to the Closing Date.

                                ARTICLE VIII

                        TERMINATION AND ABANDONMENT

    SECTION 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

           (a)    by mutual consent of Sellers and Buyer; or

           (b)    by either Sellers or Buyer;

                  (i) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained herein which is not cured or curable within ten days after written notice of such breach is given to the party committing such breach by the other party;

                  (ii) if any approval, consent or waiver of a Governmental Authority required to permit consummation of the transactions contemplated by this Agreement shall have been denied;

                  (iii) if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iv) if the Closing shall not have occurred on or before December 31, 1997;

provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

    SECTION 8.2 Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 8.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, each party shall bear its own expenses and no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (a) that the provision of
Section 5.3, this Section 8.2 and the proviso of Section 8.1(b) shall remain in full force and effect and (b) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS


    SECTION 9.1 Amendment and Modification. This Agreement may be amended, modified or supplemented by a written instrument signed by all of the parties hereto.

    SECTION 9.2 Waiver of Compliance; Consents. Any failure of Buyer, on the one hand, or of Sellers or the Company, on the other hand, to comply with any obligation, covenant agreement or condition contained herein may be waived in writing by Sellers or Buyer, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

    SECTION 9.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    SECTION 9.4 Expenses and Obligations. All costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Buyer shall be paid by Buyer, and all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Sellers or Company shall be paid by Sellers.

    SECTION 9.5 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

           (a)    If to Buyer, to:

                  Motion Holdings, Inc.
                  c/o Motors & Gears, Inc.
                  ArborLake Centre, Suite 550
                  1751 Lake Cook Road
                  Deerfield, Illinois 60015
                  Attention:           Thomas H. Quinn, President
                                       Joseph C. Linnen, Vice President
                  Telephone:           (847) 945-5591
                  Facsimile:           (847) 945-5698

                  with a copy to:

                  Bryan Cave LLP
                  One Kansas City Place
                  1200 Main, Suite 3500
                  Kansas City, Missouri 64105
                  Attention:           G. Robert Fisher, Esq.
                  Telephone:           (816) 374-3200
                  Facsimile:           (816) 374-3300

           (b) If to Sellers or Company, to:

                  Motion Control Engineering, Inc.
                  11354 Whiterock Road
                  Rancho Cordova, California  95742
                  Attention:           Javad Rahimian
                  Telephone:           (916) 638-4011, ext. 244
                  Facsimile:           (916) 638-9836

                  with a copy to:

                  O'Melveny & Myers LLP
                  400 South Hope Street
                  Los Angeles, California  90071
                  Attention:           Edward J. McAniff
                  Telephone:           (213) 669-6470
                  Facsimile:           (213) 669-6407

    SECTION 9.7   Governing Law; Dispute Resolution.

           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts-of-laws rules thereof.

           (b) Any dispute between any of the parties hereto or any claim by a party against another party arising out of or relating to this Agreement or relating to any alleged breach hereof including, without limitation, the calculation of the Audited Financials, shall be determined by arbitration in accordance with the rules then in force of the American Arbitration Association, subject to the modifications set forth in this
Section 9.7(b). The arbitration proceedings shall take place in Sacramento or such other location as the parties in dispute may agree upon. The arbitration proceedings shall be subject to the substantive laws of the State of Illinois. There shall be one arbitrator, as shall be agreed upon by the parties in dispute within twenty (20) calendar days of delivery of written notice of the dispute, who shall be an individual skilled in the business aspects of the subject matter of this Agreement and of the dispute and is not a lawyer. In the absence of such an agreement in the 20-day period referred to in the preceding sentence, each party to the dispute shall select one arbitrator within ten (10) calendar days after the termination of such 20-day period and the arbitrators so selected shall select a third arbitrator who shall be an individual skilled in the business aspects of the subject matter of this Agreement and of the dispute and is not a lawyer. The failure of a party to designate an arbitrator within such 10-day period shall constitute a waiver of that party's right to select an arbitrator and the arbitrator selected by the other party shall be the sole arbitrator of the arbitration proceedings. In the event the arbitrators cannot agree upon the selection of a third arbitrator within forty-five (45) calendar days of delivery of written notice of the dispute, such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The American Arbitration Association shall appoint, within ten (10) calendar days of such request, a third arbitrator skilled in the business aspects of the subject matter of this Agreement and of the dispute and is not a lawyer. The arbitration proceedings shall begin within fifteen (15) calendar days of the final selection of the arbitrator or arbitrators. In any arbitration in which the decision, or a portion of the decision, of the arbitrator(s) can be expressed numerically, each party shall, ten (10) business days prior to any proceedings before the arbitrator(s), propose a settlement number to the other party. During the five (5) business days prior to the start of such proceedings, the parties shall consult with each other in an effort to reach agreement. With respect to any such numerical dispute, each party shall, on the first day of such proceedings before the arbitrator(s), submit a settlement number to the arbitrator(s) and to the other party. The decision, or the portion of the decision, of the arbitrator(s) is limited to one of the two proposed settlement numbers. Each party shall have twenty (20) calendar days to present to the arbitrator(s) its case in chief, ten (10) calendar days to reply in writing to the other party's case in chief, five (5) calendar days to prepare for presentation to the arbitrator(s) and ten (10) calendar days to present its case. The arbitrator(s) shall deliver a written decision within thirty (30) days of the last day specified for presentation by the parties and, in any event, within 125 days after appointment of such arbitrator(s). Any decision rendered by the arbitrator(s) shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision in an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator(s) against all or any of the parties in dispute and shall be paid promptly by the party or parties so assessed. Each party to a dispute agrees to cooperate and use its best efforts to obtain the final decision of the arbitrator(s) within 125 days after appointment of such arbitrator(s).


                                                             ;

    SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    SECTION 9.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.10 Entire Agreement. This Agreement, the Disclosure Schedules and exhibits attached hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the Disclosure Schedules and exhibits attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

    SECTION 9.11 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and obligations hereunder to an affiliate of Buyer, and may assign all or a portion of its rights hereunder, subject to any defenses that Sellers may have, to one or more of its lenders; provided, that Buyer shall remain liable with respect to its liabilities and obligations hereunder.

    SECTION 9.12   Survival of Representations and Warranties, Etc.
                   -----------------------------------------------

           (a) The representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby until June 30, 1999, except that the representations and warranties set forth in Section 3.14 hereof shall survive for the statute of limitations applicable to such Tax representation plus a period of fifteen (15) days.

           (b) No claim for the recovery of indemnifiable damages based upon the inaccuracy of such representations and warranties may be asserted by a party after such representations and warranties have expired; provided, however, that claims first asserted by a party in writing within the applicable period shall not thereafter be barred.

           (c) The Employee Sellers, jointly and severally, and the Nonemployee Sellers, severally, agree to indemnify and hold harmless Buyer and each of its respective officers, directors, employees, successors and assigns, and Buyer agrees to indemnify and hold harmless each Seller, and each of his, her or its respective successors or assigns, and Company, and each of its respective officers, directors, employees, successors and assigns, in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable fees and expenses of counsel, accountants and consultants and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) (collectively, "Losses") incurred by, imposed on or borne by such party, resulting from the breach of any representation, warranty or covenant by the Seller or Buyer, as applicable, contained in this Agreement; provided, however, that Sellers, or Buyer as applicable, will only be liable for Losses to the extent such Losses, in the aggregate, exceed $1,000,000. Notwithstanding the foregoing and except for Losses incurred by, imposed on or borne by Buyer resulting from the breach of the representations and warranties of Sellers set forth in Section 3.14 or in the provisions set forth in Section 9.21 hereof, in no event shall the aggregate liability of a Seller exceed 25% of the Purchase Price received by such Seller. The foregoing limitations on indemnification shall not apply to any Losses resulting from violations under Sections 3.2, 3.4, or
3.21 and such representations and warranties shall survive for the applicable statute of limitation.

           (d) If a claim by a third party is made against an indemnified party (the "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under this Agreement from the other party (the "Indemnifying Party"), the Indemnified Party shall promptly, but in any event, within ten (10) business days, notify the Indemnifying Party in writing of such claims setting forth such claims in reasonable detail. The failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof (except in such instances where the settlement includes matters other than strictly the payment of money, in which case such settlement shall not be entered into without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed). The Indemnified Party may participate in (but not control) such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

           (e) Notwithstanding anything to the contrary contained in this Agreement, any indemnification owed under this Agreement shall be reduced as provided in Section 9.13 and by the amount of any reimbursements actually received by the Indemnified Party from any insurance carriers or from third parties.

    SECTION 9.13 Certain Refunds and Tax Benefits. Any refunds for Taxes (other than Pass Through Taxes) that are received by the Company, after the Closing Date shall be property of the Company and shall not be for the benefit of the Sellers. Any refund for federal or state income Taxes of any Seller that is attributable to the earnings of the Company for the period between January 1, 1997 and the Closing Date shall be the property of the Company. Sellers shall be permitted to file amended tax returns for years ending on or before December 31, 1996 for the purpose of claiming additional tax credits for research and development expenses, provided, that the Sellers have substantial authority for claiming such additional tax credits.

    SECTION 9.14 Exclusive Remedy. Except as set forth in Section 2.4 hereof, Buyer and Sellers agree that, to the fullest extent permitted by law, the sole and exclusive remedy of the Buyer and Sellers after the Closing with respect to any claim or cause of action asserted by the Buyer or Sellers against the other relating to or arising from breaches of the representations, warranties or covenants contained in this Agreement or any list, certificate or other instrument furnished by or to be furnished by or on behalf of such party or its affiliates, if any, to the other party or any of such party's representatives in connection with the transactions contemplated by this Agreement shall be limited to the rights of the Buyer and Sellers under, and shall be subject to the terms and conditions of the provisions set forth in, Section 9.12.

    SECTION 9.15 Jurisdiction and Venue. The parties hereto agree that any suit, action or proceeding seeking to enforce the decision of the arbitrator rendered pursuant o Section 9.7 hereof shall be instituted only in the United States District Courts for the Northern District of California and the District of Illinois. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

    SECTION 9.16   Tax Audits.

           (a) The Buyer and the Sellers hereby agree that in the event a claim with respect to Taxes is made pursuant to this Agreement, each party shall furnish to any of them all books, records, tax returns and other information reasonably requested by such other party that relate to such claims, and each party agrees to file on behalf of the other party, if reasonably requested, any appropriate returns, forms or other statements that relate to such claims. For the purpose of this Section 9.16(a), a claim with respect to Taxes shall include a request for determination relating to a refund or credit.

           (b) Except as provided below, if in connection with any examination, investigation, audit or other proceeding in respect of any Tax Return covering the operations of the Company through the Closing Date, any governmental body or authority issues to the Company a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the tax period covered by such Tax Return, the Company shall notify Sellers of its receipt of such communication from the governmental body or authority within fifteen (15) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of the Company in the performance of the foregoing shall reduce or otherwise affect the obligations of the Sellers pursuant to this Section 9.16, except to the extent that such failure or delay shall have adversely affected Sellers' ability to defend against, settle or satisfy any liability or claim for Taxes that Sellers are obligated to pay hereunder. Except as provided below, Sellers shall, at their expense, have the nonexclusive right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any Tax Return covering operations of the Company for periods ending on, before or including the Closing Date. The Company will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on the Company or Buyer for periods after Closing Date, unless Sellers agree in writing with Buyer, or the Company, as the case may be, in terms reasonably satisfactory to the Buyer or the Company, as the case may be, to indemnify the Buyer and the Company from any cost, damage or loss relating to such settlement or resolution. Similarly, neither the Company nor the Buyer will settle or resolve any dispute relating to Taxes for such a period, which if so settled or resolved, could have an effect on the Sellers for periods before the Closing Date, unless the Company or the Buyer agree in writing with the Sellers in terms reasonably satisfactory to Sellers to indemnify Sellers for any cost, damage or loss relating to such settlement or resolution.

           (c) If there is an adjustment to any return or report of Taxes for the Company which creates a deficiency in any Taxes for which Sellers are liable under this Agreement or by operation of law or if Sellers shall receive a refund with respect to Taxes that is for the benefit of Buyer or the Company under the provisions of this Agreement, Sellers shall pay to the Buyer or the Company, as the case may be, either (i) the amount of such deficiency in Taxes, or (ii) the refund received by Sellers (plus any interest thereon actually received from any governmental agency). No liability of Sellers under this Section 9.16(c) shall be payable until the occurrence of any action by any Tax authority that is final or, if not final, is acquiesced in by Sellers during the course of any audit or any proceeding relating to Taxes. The Company and Buyer shall similarly be obligated for any Taxes or refunds owed to Sellers. All payments required to be made pursuant to this Section 9.16(c) shall be made within ten (10) days of receipt in the case of a refund, and within thirty (30) days of the occurrence of the event described in the immediately preceding sentence, in all other cases.

           (d) The Buyer, the Company, and the Sellers shall provide each other with such assistance as may be reasonable requested by each of them in connection with any audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes. The Buyer, the Company, and the Sellers will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to the preparation of a Tax Return or an audit, examination, proceeding, or determination. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing such assistance.

    SECTION 9.17 Transfer Taxes. Sellers shall pay, or cause to be paid, any Tax, charge, fee or other similar cost or expense of any kind required or customary in the applicable jurisdiction in connection with the transfer of the Shares pursuant to this Agreement, whether such Tax, charge, fee or other cost is imposed on Sellers, Company or Buyer.

    SECTION 9.18 Certain Tax Returns. The Sellers shall properly and timely prepare (or cause to be prepared), at the sole cost and expense of Company, all federal income Tax Returns of Company (and any state, local or foreign income Tax Returns that treat Company as a pass through entity) with respect to taxable periods that end on or before the Closing Date (the "Pass Through Returns"), and Company shall timely file any Pass Through Returns which are prepared in a manner consistent with this Section 9.18. The Company shall pay any corporate level Taxes due with respect to such Tax Returns, which payment shall not alter any right of indemnification the Company may have under Section 9.21 hereof. The Pass Through Returns shall be prepared in a manner which is consistent with past practices, except as otherwise required by applicable law. Income, gain, loss, deduction and credit of Company shall be allocated between the Pass Through Returns and any succeeding taxable period on the basis of a closing of the books of Company at the close of business on the day preceding the Closing Date in accordance with Section 1362(e)(6)(D) of the Code. Buyer and Company agree to cooperate with the Sellers in connection with the preparation of the Pass Through Returns, including without limitation by providing the Sellers (and their agents) with access to all books and records which are reasonably related to the preparation of the Pass Through Returns. None of Buyer and Company will file any amended Pass Through Tax Returns or other Tax Returns with respect to Pass Through Taxes without obtaining the prior written consent of the Sellers; with the exception of amended tax returns prepared by Sellers to claim additional tax credit for research and development expenses.

    SECTION 9.19   Section 338 Election.
                   --------------------

           (a) Each of the Sellers agree to join, in an appropriate and timely manner, with the Buyer in making elections under Section 338(h)(10) of the Code (and, to the extent necessary to allow for an election under section 338(h)(10) of the Code, an election under Section 338(g) of the
Code) and any corresponding election under state, local, or foreign law (the "Section 338(h)(10) Elections") with respect to Buyer's acquisition of the Shares.

           (b) Each of the Sellers agrees to cooperate with the Buyer to take all actions necessary or appropriate to effect and preserve timely
Section 338(h)(10) Elections, including, but not limited to, participating in the filing of IRS Form 8023-A and any related or comparable forms for state, local, or foreign law purposes (the "Section 338(h)(10) Forms"). Buyer shall be responsible for preparing, and filing with the appropriate agency, all Section 338(h)(10) Forms and for preparing a schedule (the "Purchase Price Allocation Schedule") allocating the Modified Aggregate Deemed Sales Price (as defined Treasury Regulation section 1.338(h)(10)-1(f)) among the assets of the Company. Sellers and/or Sellers' representatives shall review and approve Buyer's determination of the Modified Aggregate Deemed Sales Price and the Purchase Price Allocation Schedule prior to the Closing Date. Sellers' and/or Sellers' representative shall use this material for the purpose of determining the Deemed Gain on Sale of Assets and the Section 338(h)(10) Payment. These determinations of the Deemed Gain on Sale of Assets and the Section 338(h)(10) Payment shall be subject to the Buyer's review and approval prior to the Closing Date.

           (c) Each of the Sellers and the Buyer agree to report, or caused to be reported, and to take no position on any return, or in any audit, examination, or other proceeding that is inconsistent with the Section 338(h)(10) Elections or the Purchase Price Allocation Schedule.

           (d) The Buyer and the Company agree to hold each of the Sellers harmless from any and all Taxes imposed or incurred by the Sellers for any Taxes resulting directly from the Section 338(h)(10) Elections, other than those Taxes resulting directly from the Section 338(h)(10) Elections that would have not occurred but for a breach of a representation contained in
Section 3.14. Buyer will pay Sellers a Section 338(h)(10) payment (the "Section 338(h)(10) Payment"), consisting of (1) the Ordinary Income

Adjustment times the Tax Rate, plus (2) Sellers' out-of-pocket legal and accounting fees associated with accommodating the Section 338(h)(10) Election in an aggregate amount not to exceed $52,000, plus (3) 1.344 times Sellers' underpayment of estimated tax penalties under Code Section 6654, in an aggregate amount not to exceed $150,000, resulting from Sellers' inability to perform their customary 1997 year-end tax planning after the Closing Date.

           (e) The obligation of Buyer and each of the Sellers pursuant to this Section 9.19 shall expire upon the expiration of the applicable statute of limitations plus a period of fifteen (15) days.

    SECTION 9.20 Tax Benefits Related to Retention Agreements. Pursuant to
Section 5.9(a) of this Agreement, certain amounts may be paid on or after the Closing Date to officers and other employees of Company ("Retention Amounts"). Buyer agrees that upon the realization by Buyer, Company, or their successors or affiliates of any Tax Benefit with respect to the Retention Amounts attributable to any taxable period beginning on or after the Closing Date, Buyer shall pay to the Sellers the amount of such Tax Benefit so realized within forty-five (45) days after the filing of any Tax Return or claim for refund in which any such Tax Benefit is realized (or, in the case of Retention Amounts with respect to employees of the Company, within forty-five (45) days after any audit adjustment becomes final with respect to the deduction of Retention Amounts which allows such deduction in a later taxable period than is herein contemplated). For purposes of this provision, a Tax Benefit with respect to Retention Amounts shall be deemed to be realized in the taxable period in which such Retention Amounts first become deductible, and shall be treated as realized in full in such period at the maximum federal income Tax rate applicable to corporations with respect to such taxable period.

    SECTION 9.21   Tax Indemnification.

           (a) Subject to Buyer's obligation to pay the Additional Purchase Price, the Sellers shall be liable and indemnify Buyer and the Company for all Taxes of the Company (i) for all taxable periods ending on or before the Closing Date and (ii) for any period not ending on or before the Closing Date, the portion of the Taxes attributable to the period ending on the Closing Date. Notwithstanding the foregoing, the Sellers shall not be liable for any Taxes of the Company that directly result from the Code
Section 338(h)(10) Elections other than those Taxes resulting directly from the Code Section 338(h)(10) Elections that would not have occurred but for a breach of a representation contained in Section 3.14.

           (b) All Taxes attributable to the operations of the Company for all periods (or portions thereof) after the Closing Date shall be borne by the Company. For any period that includes but does not end on the Closing Date, (i) the liability for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a sale, transfer, or other disposition of assets shall be allocated between the Sellers and the Company based on the date on which such items accrued and (ii) the liability for all other Taxes shall be allocated between the Sellers and the Company, pro rata based upon the number of days in a taxable period for which each party is liable for Taxes hereunder. With respect to any item described in Code Section 1366(a), the tax liability of the Sellers shall be determined as provided in Code Section 1362(e)(6)(D).

           (c) The Sellers agree that the Taxes referred to in Section 3.14(xx) will not be reported as a deductible item on the Pass Through Returns and Sellers agree to indemnify the Buyer and the Company if the Sellers breach the representation contained in Section 3.14(xx) hereof. Sellers also agree to pay to the Buyer the benefit of any federal income Tax deduction attributable to the Taxes referred to in Section 3.14(xx) if it is ultimately determined that the Sellers and not the Company are entitled to the federal income Tax deduction for such Taxes. The Sellers also agree to cooperate with the Company with respect to any audit of this issue, including filing amended Tax Returns to claim a deduction for such Taxes if requested by the Company. Company shall pay expenses associated with the aforementioned audit and/or amended Tax Returns.

           (d) The obligations of Sellers pursuant to this Section 9.21 shall expire upon the expiration of the applicable statute of limitations plus a period of fifteen (15) days.



               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.


           BUYER              Motion Holdings, Inc.


                              By:____________________________________
                              Name:  Joseph C. Linnen
                              Title:  Vice President

                              The Javad and Shirin Rahimian Family Trust
                              By:    Javad Rahimian and Shirin Rahimian,
                              as Trustors and Trustees


                              ______________________________________
                              Javad Rahimian


                              ______________________________________
                              Shirin Rahimian

                             The Majid and Maryam Rahimian Family Trust
                             By:    Majid Rahimian and Maryam Rahimian,
                                    as Trustors and Trustees


                             ___________________________________________
                             Majid Rahimian


                             ___________________________________________
                             Maryam Rahimian

                             Don B. Alley



                            ____________________________________________

                            The Ali and Mehry Rahimian Family Trust
                            By:    Ali Rahimian and Mehry Rahimian,
                                   as Trustors and Trustees


                            ___________________________________________
                            Ali Rahimian


                            ___________________________________________
                            Mehry Rahimian

                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #1



                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #2



                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #3



                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #4



                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #5



                           __________________________________________________
                           D. B. Craig, Trustee of The Ali and Mehry Rahimian Irrevocable Trust #6

                                 EXHIBIT F
                                  PROTOCOL


1.  All due diligence to take place off-site.

2. No faxes will be sent to the Company unless otherwise directed. All correspondence will be directed to BA Partners, O'Melveny & Myers LLP or Sellers' designated representative.

3.  Limitations will be placed on scheduled items such as material Contracts.

4. All direct correspondence and requests from Buyer will be directed to Javad Rahimian, designated representative of the Sellers.

5. Buyer will use (i) Arthur Andersen (Sacramento) for all on-site audit work, and (ii) Ernst & Young for all off-site review and observation.









                                      EXHIBIT F - Page 1

                                                     EXHIBIT G
                                              WITHHOLDING CERTIFICATE



           I, ____________________, hereby certify the following:

           1. I am not a nonresident alien for purposes of U.S. income taxation;

           2. My U.S. taxpayer identification number (Social Security number) is ____________________; and

           3.     My home address is

                  -------------------------------

                  -------------------------------

           I understand that this certification may be disclosed to the Internal Revenue Service.

           Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

                                       -------------------------------
                                       [Name]

                                       -------------------------------
                                       [Date]



                                 Exhibit G - Page 1

                                 EXHIBIT H

                       FORM OF OFFICERS' CERTIFICATE
                       -----------------------------

           The undersigned, the President and chief executive officer, and Executive Vice President and chief operating officer, respectively, of Motion Control Engineering, Inc. (the "Company"), each hereby certify, to the best of their knowledge, to Motion Holdings, Inc. ("Holdings") that the representations and warranties made by the Sellers (as defined below) in the Purchase Agreement, dated as of November 17, 1997 (the "Agreement"), by and among The Javad and Shirin Rahimian Family Trust, The Majid and Maryam Rahimian Family Trust, Don B. Alley, The Ali and Mehry Rahimian Family Trust, The Ali and Mehry Rahimian Irrevocable Trust #1, The Ali and Mehry Rahimian Irrevocable Trust #2, The Ali and Mehry Rahimian Irrevocable Trust #3, The Ali and Mehry Rahimian Irrevocable Trust #4, The Ali and Mehry Rahimian Irrevocable Trust #5 and The Ali and Mehry Rahimian Irrevocable Trust #6 (collectively, the "Sellers"), and Holdings, are true and correct on the date hereof and Sellers have performed and complied with all agreements, covenants and conditions required by the Agreement and to be performed and complied with by Sellers prior to the date hereof. This Officers' Certificate does not constitute an amendment to the Agreement.


Dated:     December __, 1997


                                    ------------------------------
                                    Javad Rahimian
                                    President and
                                    chief executive officer


                                    ------------------------------
                                    Majid Rahimian
                                    Executive Vice President and
                                    chief operating officer



                                       Exhibit H - Page 1

                                 EXHIBIT J

                          FORM OF RELIANCE LETTER


                            MOTORS & GEARS, INC.
                        Arborlake Centre, Suite 550
                            1751 Lake Cook Road
                         Deerfield, Illinois 60015



                             November ___, 1997





Mr. Javad Rahimian
Motion Control Engineering, Inc.
11354 Whiterock Road
Rancho Cordova, California 95742

    Re: Purchase Agreement by and among Motion Holdings, Inc. a Delaware corporation ("Buyer") and all of the stockholders of Motion Control Engineering, Inc. (the "Purchase Agreement")


Dear Javad:

           This letter confirms that Motors & Gears, Inc. is the parent corporation of Buyer and that Buyer, through its access to the funds of Motors & Gears, has sufficient cash and credit available to fund the closing of the transactions contemplated by the Purchase Agreement other than those associated with the Earn-Out Rights Plan.

                                           Very truly yours,

                                           MOTORS & GEARS, INC.



                                           Gordon Nelson
                                           Vice President




                                               Exhibit J - Page 1

    CONFIDENTIAL








                             PURCHASE AGREEMENT

                                BY AND AMONG

                           MOTION HOLDINGS, INC.

                THE JAVAD AND SHIRIN RAHIMIAN FAMILY TRUST,

                THE MAJID AND MARYAM RAHIMIAN FAMILY TRUST,

                               DON B. ALLEY,

                  THE ALI AND MEHRY RAHIMIAN FAMILY TRUST,

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #1,

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #2,

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #3,

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #4,

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #5,

                                    AND

              THE ALI AND MEHRY RAHIMIAN IRREVOCABLE TRUST #6



                          Dated November 17, 1997

[CAPTION]

                                    TABLE OF CONTENTS
                                                                                                               Page

                                       ARTICLE I

                                      DEFINITIONS
SECTION 1.1   Definitions...................................................................................  1

                                                ARTICLE II

                                              THE ACQUISITION
SECTION 2.1   Purchase and Sale of Shares...................................................................  7
SECTION 2.2   Consideration for the Shares..................................................................  7
SECTION 2.3   Allocation of Consideration...................................................................  7
SECTION 2.4   Post-Closing Audit............................................................................  8

                                                ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF THE SELLERS
SECTION 3.1   Organization and Qualification................................................................  9
SECTION 3.2   Authorization.................................................................................  9
SECTION 3.3   No Violation..................................................................................  9
SECTION 3.4   Capitalization of Company.....................................................................  9
SECTION 3.5   Subsidiaries and Equity Investments........................................................... 10
SECTION 3.6   Consents and Approvals........................................................................ 10
SECTION 3.7   Financial Statements.......................................................................... 10
SECTION 3.8   Absence of Undisclosed Liabilities............................................................ 10
SECTION 3.9   Absence of Certain Changes.................................................................... 10
SECTION 3.10  Litigation.................................................................................... 11
SECTION 3.11  Real Property; Liens and Encumbrances......................................................... 11
SECTION 3.12  Certain Agreements............................................................................ 12
SECTION 3.13  Employee Benefit Plans........................................................................ 12
SECTION 3.14  Taxes......................................................................................... 13
SECTION 3.15  Compliance with Applicable Law................................................................ 15
SECTION 3.16  Brokers' Fees and Commissions................................................................. 15
SECTION 3.17  Proprietary Rights............................................................................ 16
SECTION 3.18  Labor Relations............................................................................... 16
SECTION 3.19  Insurance..................................................................................... 16
SECTION 3.20  Environmental Matters......................................................................... 16
SECTION 3.21  Ownership of Shares........................................................................... 17
SECTION 3.22  Bank Accounts................................................................................. 17
SECTION 3.23  Absence of Certain Business Practices......................................................... 17



                                                   i




                                                    ARTICLE IV

                                                REPRESENTATIONS AND
                                                WARRANTIES OF BUYER
SECTION 4.1   Organization and Qualifications............................................................... 18
SECTION 4.2   Authorization................................................................................. 18
SECTION 4.3   No Violation.................................................................................. 18
SECTION 4.4   Consents and Approvals........................................................................ 18
SECTION 4.5   Brokers' Fees and Commissions................................................................. 19
SECTION 4.6   Purchase for Investment....................................................................... 19
SECTION 4.7   Financing..................................................................................... 19

                                                 ARTICLE V

                                                 COVENANTS
SECTION 5.1   Conduct of Business of Company Prior to the Closing........................................... 19
SECTION 5.2   Closing Balance Sheet......................................................................... 20
SECTION 5.3   Access to Information......................................................................... 20
SECTION 5.4   All Reasonable Efforts........................................................................ 21
SECTION 5.5   Consents and Approvals........................................................................ 21
SECTION 5.6   Public Announcements.......................................................................... 21
SECTION 5.7   Disclosure Supplements........................................................................ 22
SECTION 5.8   No Implied Representations or Warranties...................................................... 22
SECTION 5.9   Employee Benefit Matters...................................................................... 22
SECTION 5.10  Solvency After the Closing.................................................................... 23
SECTION 5.11  Confidentiality............................................................................... 23
SECTION 5.12  Resignation of Officers and Directors......................................................... 24
SECTION 5.13  Lease Agreements.............................................................................. 24
SECTION 5.14  Audited Financials............................................................................ 24
SECTION 5.15  Certain Payments.............................................................................. 24
SECTION 5.16  Discharge of Debt............................................................................. 24

                                                ARTICLE VI

                                            CLOSING CONDITIONS
SECTION 6.1   Conditions to Each Party's Obligations Under this Agreement................................... 24
SECTION 6.2   Conditions to the Obligations of Buyer Under this Agreement................................... 25
SECTION 6.3   Conditions to the Obligations of Sellers Under this Agreement................................. 26

                                                ARTICLE VII

                                                  CLOSING
SECTION 7.1   Closing....................................................................................... 27



                                                   ii



                                                   ARTICLE VIII

                                            TERMINATION AND ABANDONMENT
SECTION 8.1   Termination................................................................................... 28
SECTION 8.2   Procedure and Effect of Termination........................................................... 28

                                                ARTICLE IX

                                         MISCELLANEOUS PROVISIONS
SECTION 9.1   Amendment and Modification.................................................................... 29
SECTION 9.2   Waiver of Compliance; Consents................................................................ 29
SECTION 9.3   Validity...................................................................................... 29
SECTION 9.4   Expenses and Obligations...................................................................... 29
SECTION 9.5   Parties in Interest........................................................................... 29
SECTION 9.6   Notices....................................................................................... 29
SECTION 9.7   Governing Law; Dispute Resolution............................................................. 30
SECTION 9.8   Counterparts.................................................................................. 32
SECTION 9.9   Headings...................................................................................... 32
SECTION 9.10  Entire Agreement.............................................................................. 32
SECTION 9.11  Assignment.................................................................................... 32
SECTION 9.12  Survival of Representations and Warranties, Etc............................................... 32
SECTION 9.13  Certain Refunds and Tax Benefits.............................................................. 33
SECTION 9.14  Exclusive Remedy.............................................................................. 34
SECTION 9.15  Jurisdiction and Venue........................................................................ 34
SECTION 9.16  Tax Audits.................................................................................... 34
SECTION 9.17  Transfer Taxes................................................................................ 35
SECTION 9.18  Certain Tax Returns........................................................................... 35
SECTION 9.19  Section 338 Election.......................................................................... 36
SECTION 9.20  Tax Benefits Related to Retention Agreements.................................................. 37
SECTION 9.21  Tax Indemnification........................................................................... 37

                                               DISCLOSURE SCHEDULES

Schedule 3.3                    -      Violations
Schedule 3.4                    -      Capitalization of Company
Schedule 3.5                    -      Subsidiaries and Equity Investments
Schedule 3.6                    -      Consents and Approvals
Schedule 3.7                    -      Financial Statements
Schedule 3.8                    -      Undisclosed Liabilities
Schedule 3.9                    -      Certain Changes
Schedule 3.10            -      Litigation
Schedule 3.11            -      Leased Property; Liens and Encumbrances
Schedule 3.12            -      Certain Agreements
Schedule 3.13            -      Employee Benefit Plans

Schedule 3.14            -      Taxes
Schedule 3.14(b)(i)      -      Tax Returns
Schedule 3.15            -      Compliance with Applicable Laws
Schedule 3.17            -      Proprietary Rights
Schedule 3.18            -      Labor Relations
Schedule 3.19            -      Insurance
Schedule 3.20            -      Environmental Matters
Schedule 3.21            -      Ownership of Shares
Schedule 3.22            -      Bank Accounts
Schedule 5.1             -      Conduct of Business of Company Prior to the
                                  Closing
Schedule 5.9(a)          -      Benefit Arrangements
Schedule 5.9(b)          -      Indemnification Agreements


                                                     EXHIBITS

Exhibit A  -      Form of Earn-Out Rights Plan
Exhibit B  -      Form of Escrow Agreement
Exhibit C  -      Form of Employment and Noncompetition Agreement
Exhibit D  -      Form of Lease
Exhibit E  -      Form of Non-Competition Agreement
Exhibit F  -      Protocol
Exhibit G  -      Withholding Certificate
Exhibit H  -      Form of Officers' Certificate
Exhibit I  -      Form of Opinion of Counsel to Buyer
Exhibit J  -      Form of Reliance Letter



                                                       iv